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                                                                     EXHIBIT 4.2

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                          REGISTRATION RIGHTS AGREEMENT



                                      AMONG



                        U.S. RESTAURANT PROPERTIES, INC.



                                       AND



                                FRED H. MARGOLIN
                                 DARREL L. ROLPH
                                       AND
                                 DAVID K. ROLPH







                               DATED MARCH 9, 2001


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                                TABLE OF CONTENTS


Article I Definitions.............................................................................................1
   1.1    Definitions.............................................................................................1
   1.2    Internal References.....................................................................................2

Article II Shelf Registration.....................................................................................2

Article III Registration Procedures...............................................................................3
   3.1    Filings; Information....................................................................................3
   3.2    Registration Expenses...................................................................................4

Article IV Indemnification and Contribution.......................................................................5
   4.1    Indemnification by the Company..........................................................................5
   4.2    Indemnification by Selling Holders......................................................................5
   4.3    Conduct of Indemnification Proceedings..................................................................5
   4.4    Contribution............................................................................................6

Article V Miscellaneous...........................................................................................7
   5.1    Rule 144................................................................................................7
   5.2    Termination.............................................................................................7
   5.3    Amendments, Waivers, Etc................................................................................7
   5.4    Counterparts............................................................................................7
   5.5    Entire Agreement........................................................................................7
   5.6    Governing Law...........................................................................................8
   5.7    Assignment of Registration Rights.......................................................................8
   5.8    Binding Effect..........................................................................................8



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         This REGISTRATION RIGHTS AGREEMENT (the "Agreement"), is made as of
March 9, 2001, by and among U.S. Restaurant Properties, Inc., a Maryland corporation ("REIT"), Fred H. Margolin, Darrell L. Rolph and David K. Rolph (collectively, "Stockholders").

                  WHEREAS, the Stockholders, Robert T. Stetson and Lone Star U.S. Acquisition, LLC entered into a certain Amended and Restated Stock Purchase Agreement dated February 27, 2001 (the "Stockholder Stock Purchase Agreement");

                  WHEREAS, it is a condition precedent to the closing of the transactions contemplated in the Stockholder Stock Purchase Agreement that the parties hereto execute and deliver this Agreement;

                  NOW, THEREFORE, in consideration of the premises, mutual promises and covenants contained in this Agreement and intending to be legally bound, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

1.1      DEFINITIONS.

         Unless otherwise indicated to the contrary, capitalized terms defined in the Stock Purchase Agreements are given the same meaning herein as therein defined. In addition, the following terms, as used herein, have the following meanings:

                  "Affiliate" or "Affiliates," as appropriate, has the same meaning as set forth in Rule 144 (as hereinafter defined).

                  "Commission" means the Securities and Exchange Commission.

                  "Common Stock" means the common stock of the Company, par value $0.001 per share.

                  "Company" means the REIT and any subsequent issuer of Registrable Securities.

                  "Exchange Act" means the Securities Exchange Act of 1934, and the rules and regulations promulgated by the Commission thereunder.

                  "Holders" or "Holder," as appropriate, means the Initial Holders and any direct or indirect transferees of any Registrable Securities held by any of such Persons.

                  "Initial Holders" means the Stockholders.

                  "Person" or "persons" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or other entity or government or other agency or political subdivision thereof.



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                  "Registrable Securities" means the 56,000 shares of Common
Stock which may be acquired through the exercise of options issued by the REIT and the Stockholders.

                  "Registration Expenses" has the meaning set forth in Section 3.2.

                  "Securities Act" means the Securities Act of 1933, and the rules and regulations promulgated by the Commission thereunder.

                  "Selling Holder" means any Holder who is selling Registrable Securities pursuant to a public offering registered hereunder.

                  "Shelf Registration" has the meaning set forth in Article II.

1.2      INTERNAL REFERENCES.

         Unless the context indicates otherwise, references to Articles, Sections and paragraphs shall refer to the corresponding articles, sections and paragraphs in this Agreement, and references to the parties shall mean the parties to the Stock Purchase Agreements.

                                   ARTICLE II

                               SHELF REGISTRATION.

                  (a) Within 30 days following the closing of the transactions contemplated by the Stockholder Stock Purchase Agreement (the "CLOSING"), the Company will use commercially reasonable efforts to effect a shelf registration of all of the Registrable Securities held by the Holders (the "SHELF REGISTRATION") pursuant to Rule 415 under the Securities Act. The Company shall use commercially reasonable efforts to file within such 30-day period with the Commission (but in no event later than 45 days following the Closing, and thereafter shall use its commercially reasonable efforts to cause to be declared effective within 180 days after the filing thereof, a shelf registration statement on an appropriate form under the Securities Act covering all Registrable Securities.

                  (b) The Company shall use its commercially reasonable efforts to keep the Shelf Registration continuously effective for a period terminating the earlier of (i) March 24, 2006 and (ii) the date on which all the Registrable Securities covered by the Shelf Registration have been sold pursuant to such Shelf Registration.

                  (c) The Company further agrees to supplement or make amendments to the Shelf Registration, if required by the rules, regulations or instructions applicable to the registration form utilized by the Company or by the Securities Act or requested by the Holders.



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                                   ARTICLE III

                             REGISTRATION PROCEDURES

3.1      FILINGS; INFORMATION.

         In connection with the registration of Registrable Securities pursuant to Article II:

                  (a) The Company will expeditiously prepare and file with the Commission a registration statement on any form for which the Company then qualifies and which counsel for the Company shall deem appropriate and available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its commercially reasonable efforts to cause such filed registration statement to become and remain effective for the period provided in Article II; provided that if the Company shall furnish to the Holders a certificate signed by the Company's Chairman, President or any Executive Vice-President or Vice-President stating that the Company's Board of Directors has determined in good faith that it would be detrimental or otherwise disadvantageous to the Company or its stockholders for such a registration statement to be filed as of the date set forth in Article II because the disclosure of information in any related prospectus or prospectus supplement would materially interfere with any acquisition, financing or other material event or transaction which is then intended or the public disclosure of which at the time would be materially prejudicial to the Company, the Company may postpone the filing or effectiveness of a registration statement for a period of not more than 120 days; provided that during any 360-day period the Company shall use its commercially reasonable efforts to permit a period of at least 180 consecutive days during which the Company will make a registration statement available under this Agreement.

                  (b) Anything in this Agreement to the contrary notwithstanding, it is understood and agreed that the Company shall not be required to keep the Shelf Registration effective or useable for offers and sales of the Registrable Securities, file a post effective amendment to the shelf registration statement or prospectus supplement or to supplement or amend any registration statement, if the Company is then involved in discussions concerning, or otherwise engaged in, any material financing or investment, acquisition or divestiture transaction or other material business purpose if the Company determines in good faith that the making of such a filing, supplement or amendment at such time would interfere with such transaction or purpose; provided that under no circumstances may such postponement exceed 90 days from the date on which the Company notifies the Holders of such postponement, as provided hereafter. The Company shall promptly give the Holders of Registrable Securities written notice of such postponement containing a general statement of the reasons for such postponement and an approximation of the anticipated delay. Upon receipt by a Holder of Registrable Securities of notice of an event of the kind described in this Section 3.1(b), such Holder shall forthwith discontinue such Holder's disposition of Registrable Securities until such Holder's receipt of notice from the Company that such disposition may continue and of any supplemented or amended prospectus indicated in such notice. The Company shall use its commercially reasonable efforts to permit sales of Registrable Securities on such shelf registration statement for at least 180 days during any 360-day period.



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                  (c) After the filing of the shelf registration statement, the
Company will promptly notify the Holders of any stop order issued or, to the Company's knowledge, threatened to be issued by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

                  (d) In addition to the requirements imposed on the Company elsewhere herein, the Company will use its commercially reasonable efforts to qualify the Registrable Securities for offer and sale under such other securities or blue sky laws of such jurisdictions in the United States as the Holders reasonably request; keep each such registration or qualification (or exemption therefrom) effective during the period in which such registration statement is required to be kept effective; and do any and all other acts and things which may be reasonably necessary or advisable to enable each Holder to consummate the disposition of the Registrable Securities owned by such Holder in such jurisdictions; provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3.1(d), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction.

                  (e) The Company shall cause the Registrable Securities included in any registration statement to be (i) listed on each securities exchange, if any, on which similar securities issued by the Company are then listed, or (ii) authorized to be quoted and/or listed (to the extent applicable) on the Nasdaq National Market if the Registrable Securities so qualify.

                  (f) The Company shall during the period when the prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.

         The Company may require the Holders promptly to furnish in writing to the Company such information regarding such Holders, the plan of distribution of the Registrable Securities and other information as the Company may from time to time reasonably request or as may be legally required in connection with such registration.

3.2      REGISTRATION EXPENSES.

         In connection with any Registration effected hereunder, the Company shall pay all expenses incurred in connection with such registration (the "Registration Expenses"), including without limitation: (a) registration and filing fees with the Commission, (b) all fees and expenses of compliance with securities or blue sky laws, (c) printing expenses, messenger and delivery expenses, (d) fees and expenses incurred in connection with the listing or quotation of the Registrable Securities, (e) fees and expenses of counsel to the Company and the reasonable fees and expenses of independent certified public accountants for the Company, and (f) the reasonable fees and expenses of any additional experts retained by the Company in connection with such registration.



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                                   ARTICLE IV

                        INDEMNIFICATION AND CONTRIBUTION

4.1      INDEMNIFICATION BY THE COMPANY.

         The Company agrees to indemnify and hold harmless each Selling Holder and its Affiliates and their respective officers, directors, partners, stockholders, members, employees, agents and representatives and each Person (if any) which controls a Selling Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities, costs and expenses (including reasonable attorneys' fees) caused by, arising out of, resulting from or related to any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in the shelf registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by or based upon any information furnished in writing to the Company by or on behalf of such Selling Holder expressly for use therein or by the Selling Holder's failure to deliver a copy of the shelf registration statement or prospectus or any amendments or supplements thereto after the Company has furnished the Selling Holder with copies of the same; provided, however, that the Company shall have no obligation to indemnify under this sentence to the extent any such losses, claims, damages or liabilities have been finally and non-appealably determined by a court to have resulted from such Selling Holder's willful misconduct or gross negligence.

4.2      INDEMNIFICATION BY SELLING HOLDERS.

         Each Selling Holder agrees to indemnify and hold harmless the Company, its officers and directors, and each Person, if any, which controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each Selling Holder, but only with reference to information furnished in writing by or on behalf of such Selling Holder expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus. Each such Selling Holder's liability under this Section 4.2 shall be limited to an amount equal to the net proceeds (after deducting the underwriting discount and expenses) received by such Selling Holder from the sale of such Registrable Securities by such Selling Holder. The obligation of each Selling Holder shall be several and not joint.

4.3      CONDUCT OF INDEMNIFICATION PROCEEDINGS.

         In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to Section 4.1 or Section 4.2, such Person (the "Indemnified Party") shall promptly notify the Person against whom such indemnity may be sought (the "Indemnifying Party") in writing and the Indemnifying Party, upon the request of the Indemnified Party, shall retain counsel reasonably



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satisfactory to such Indemnified Party to represent such Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and, in the written opinion of counsel for the Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent (not to be unreasonably withheld), or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.

4.4      CONTRIBUTION.

         If the indemnification provided for in this Article IV is unavailable to an Indemnified Party in respect of any losses, claims, damages or liabilities in respect of which indemnity is to be provided hereunder, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall to the fullest extent permitted by law contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of such party in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company, a Selling Holder and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and each Selling Holder agrees that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article IV, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the securities underwritten by it and distributed to the public were offered to the public exceeds



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the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and each Selling Holder shall not be required to contribute any amount in excess of the amount by which the net proceeds of the offering (before deducting expenses) received by such Selling Holder exceeds the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                                    ARTICLE V

                                  MISCELLANEOUS

5.1      RULE 144.

         The Company covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act and that it will take such further action as the Holders may reasonably request to the extent required from time to time to enable the Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such reporting requirements.

5.2      TERMINATION.

         The registration rights granted under this Agreement will terminate on March 24, 2006, or such earlier time as there shall no longer be any Registrable Securities.

5.3      AMENDMENTS, WAIVERS, ETC.

         This Agreement may not be amended, waived or otherwise modified or terminated except by an instrument in writing signed by the Company and the Holders, if the amendment is to be effective against the Holders.

5.4      COUNTERPARTS.

         This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement. Each party need not sign the same counterpart.

5.5      ENTIRE AGREEMENT.

         This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.



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5.6      GOVERNING LAW.

         This Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

5.7      ASSIGNMENT OF REGISTRATION RIGHTS.

         Each Holder of the Registrable Securities may assign all or any part of its rights under this Agreement to any person to whom such Holder sells, transfers, assigns or pledges such Registrable Securities. In the event that the Holder shall assign its rights pursuant to this Agreement in connection with the transfer of less than all its Registrable Securities, the Holder shall also retain its rights with respect to its remaining Registrable Securities.

5.8      BINDING EFFECT.

         This Agreement shall be binding upon and inure to the benefit of the Company and any successor organization which shall succeed to substantially all of the business and property of the Company, whether by merger, consolidation, acquisition of all or substantially all of the assets of the Company or otherwise, including by operation of law ("Successor"). The Company hereby covenants and agrees that it shall cause any Successor to adopt and assume this Agreement.



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         IN WITNESS WHEREOF, the Company and each Holder has caused this
Agreement to be signed on its behalf by its officer thereunto duly authorized as of the date first written above.


                                       U.S. RESTAURANT PROPERTIES, INC.


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                       -----------------------------------------
                                       Fred H. Margolin


                                       -----------------------------------------
                                       Darrell L. Rolph


                                       -----------------------------------------
                                       David K. Rolph



Signature Page for Registration Rights Agreement

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